UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2012

Herbalife Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House South Church Street, Grand Cayman Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2012 (the "Closing Date"), Herbalife Ltd., a Cayman Islands exempted limited liability company (the "Company"), Herbalife International, Inc., an indirect wholly-owned subsidiary of the Company ("Herbalife International"), Herbalife International Luxembourg S.A.R.L., an indirect wholly-owned subsidiary of the Company ("HIL" and, collectively with the Company and Herbalife International, the "Borrowers"), certain other direct and indirect wholly-owned subsidiaries of the Company, as guarantors (collectively, the "Guarantors"), a syndicate of financial institutions as lenders (the "Lenders") and Bank of America, N.A. as administrative agent, entered into the First Amendment to the Company’s existing $700 million revolving credit facility (the “Existing Facility”), which amended and restated the Existing Facility to provide for an additional  $500 million term loan (the "Term Loan") to be incurred by the Company and provided by the Lenders thereunder.  The Term Loan is in addition to and constitutes a separate borrowing under the Existing Facility and matures coterminous with the revolving loans under the Existing Facility on March 9, 2016.  The substantial majority of the proceeds of the Term Loan were used to pay down the Borrowers’ revolving loan balance under the Existing Facility.   Depending on the Company’s consolidated leverage ratio, the Term Loan will bear interest at either the eurocurrency rate plus a margin of between 1.50% and 2.50% or the base rate plus a margin of between 0.50% and 1.50%, and will initially bear interest at the eurocurrency rate plus a margin of 1.75%.  All obligations of the Borrowers under the Term Loan are unconditionally guaranteed by the Guarantors and secured by substantially all of the assets of certain U.S. subsidiaries of the Company.  Amounts outstanding under the Term Loan may be prepaid at the Company’s option without premium or penalty, subject to customary breakage fees in connection with the prepayment of a eurocurrency loan.

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition.

On July 30, 2012, the Company issued a press release announcing its financial results for its fiscal second quarter ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events.

On July 30, 2012, the Company issued a press release announcing that its Board of Directors had declared a $0.30 per share cash dividend for the second quarter, payable on August 30, 2012, to shareholders of record on August 14, 2012. The Company also announced that its Board of Directors had authorized a $1 billion share repurchase program.

A copy of the press release is attached hereto as Exhibit 99.1 and the portions thereof with respect to the issuance of the dividend and the share repurchase authorization described above are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Herbalife Ltd. on July 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

July 30, 2012	By:	/s/ Brett R. Chapman
		Name:	Brett R. Chapman
		Title:	General Counsel

Exhibit Index

Exhibit	Description

99.1	Press Release issued by Herbalife Ltd. on July 30, 2012

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